UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 6, 2020

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY			86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

Pinnacle West Capital Corporation (“Pinnacle West”) will be participating in various meetings with securities analysts and investors in November 2020 and will be utilizing handouts during those meetings. Copies of the handouts are attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.

Retail Rate Case Rebuttal Testimony

On November 6, 2020, Arizona Public Service Company (“APS”) filed its Rebuttal Testimony for its pending general retail rate case. The principal provisions of APS's Rebuttal Testimony which differ from APS’s requests in its initial application include, among other things:
•a $169 million revenue increase (compared to the original request of $184 million)
•an average annual bill increase of 5.14% (compared to the original requested increase of 5.6%)
•a return on equity of 10% (compared to the original request of 10.15%)
•a return on the increment of fair value rate base of 0.8% (compared to the original request of 1%)
•a new cost recovery adjustor mechanism, the Advanced Energy Mechanism (“AEM”), to enable more timely recovery of clean investments as APS pursues its Clean Energy Plan
•recognition that securitization financing is a potentially useful tool to recover the remaining book value of retiring assets and effectuate a transition to a cleaner energy future that APS intends to pursue, provided legislative hurdles are addressed
•a Coal Community Transition (“CCT”) plan related to the closure or future closure of coal-fired generation facilities consisting of, among other things:
◦$100 million paid over 10 years to the Navajo Nation for a sustainable transition to a post-coal economy, which would be funded by customers
◦$1.25 million paid over five years to the Navajo Nation to fund an economic development organization, which will be funded by shareholders
◦$10 million to facilitate electrification projects within the Navajo Nation, which would be funded equally by customers and shareholders
◦$2.5 million per year in transmission revenue sharing to the Navajo Nation beginning after the closure of the Four Corners Power Plant through 2038, which will be funded by shareholders
◦$12 million paid over five years to the Navajo County Communities surrounding Cholla Power Plant, which would primarily be funded by customers
◦$3.7 million paid over five years to the Hopi Tribe related to APS’s ownership interests in the Navajo Generating Station, which would primarily be funded by customers

The hearing for this rate case is currently scheduled to begin December 14, 2020. APS cannot predict the outcome of this proceeding. For details regarding APS’s original requests in its general retail rate case, see Note 4 to the Pinnacle West/APS Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West Arizona Public Service Company	Pinnacle West handouts for use at meetings in November 2020

104	Pinnacle West Arizona Public Service Company	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: November 6, 2020	By: /s/ Theodore N. Geisler
Theodore N. Geisler
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: November 6, 2020	By: /s/ Theodore N. Geisler
Theodore N. Geisler
Senior Vice President and
Chief Financial Officer